THIRD AMENDMENT

TO

PARTICIPATION AGREEMENT

Third Amendment, effective October     , 2013 to the Participation Agreement (the “Agreement”), dated October 21, 1998, as amended, by and among MONY Life Insurance Company of America (the “Company”), T. Rowe Price Equity Series, Inc., T. Rowe Price Fixed Income Series, Inc., T. Rowe Price International Series, Inc., and T. Rowe Price Investment Services, Inc. (collectively, the “Parties”).

WHEREAS, the Parties wish to add a new Separate Account to Schedule A of the Agreement.

The Parties hereby agree to amend the Agreement as follows:

1. Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Third Amendment as of the date first above set forth.

T. ROWE PRICE EQUITY SERIES, INC.		T. ROWE PRICE FIXED INCOME SERIES, INC.

By:		By:
Name:	David Oestreicher	Name:	David Oestreicher
Title:	Vice President	Title:	Vice President
Date:	10/8/13	Date:	10/8/13

T. ROWE PRICE INTERNATIONAL SERIES, INC.		T. ROWE PRICE INVESTMENT SERVICES, INC.

By:		By:
Name:	David Oestreicher	Name:	Fran Pollack-Matz
Title:	Vice President	Title:	Vice President
Date:	10/8/13	Date:	10/8/13

MONY LIFE INSURANCE COMPANY OF AMERICA, on behalf of itself and its separate accounts

By:
Name:	Steven M. Joenk
Title:	Senior Vice President
Date:

1

SCHEDULE A

Name of Separate Account	Contracts Funded by Separate Account	Designated Portfolios
MONY Life Insurance Company of America Separate Account “L”	All Contracts Funded by the Separate Accounts	All Portfolios of T. Rowe Price Equity Series, Inc., T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc.

MONY Life Insurance Company of America Separate Account “A”

MONY Life Insurance Company of America Separate Account “P”
MONY Life Insurance Company of America Separate Account “K”

Company shall notify the Underwriter of the addition of any new Portfolios in advance of funding.

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